UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2015

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54959	20-3937596
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

1805 SE Martin Luther King Jr Blvd.	97214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2015, we entered into a a Separation and Share Transfer Agreement (the “Separation Agreement”) with Michael Williams Web Design, Inc., a New York corporation and our wholly-owned subsidiary (“MWW”) and Michael Williams (“Williams”) under which we (i) transferred the MWW assets and caused MWW to assume the liabilities set forth in the Separation Agreement (the “Separation”) and (ii) transferred all issued and outstanding shares of MWW held by us to Michael Williams (“Williams”), current president and sole director of MWW (the “Share Transfer”) in consideration of MWW’s and Mr. Williams’ full release of all claims and liabilities related to MWW and the MWW business, on the terms and conditions contained in the Separation Agreement. Following the Share Transfer, MWW will cease to be our subsidiary.

The paragraphs above describe certain of the material terms of the Separation Agreement. Such description is not a complete description of the material terms of the Separation Agreement and is qualified in its entirety by reference to the Agreement entered into in connection therewith.

Section 2 – Registrant’s Business and Operations

Item 2.01	Completion or Acquisition or Disposition of Assets

See Item 1.01 above.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
	Number	Description
	2.1	Separation and Share Transfer Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.
(Registrant)

Date: February 4, 2015	By: /s/ Steven Earles
Steven Earles
President and Chief Executive Officer